EXHIBIT 1.01

SMITH & WESSON BRANDS, INC.

CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD

JANUARY 1, 2020 TO DECEMBER 31, 2020

INTRODUCTION

This Conflict Minerals Report for Smith & Wesson Brands, Inc. (“SWBI,” “Company,” “we,” or “our”) is provided for the reporting period January 1, 2020 to December 31, 2020, and is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”), and the Public Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule issued by the Director of the Division of Corporation Finance of the Securities and Exchange Commission on April 29, 2014 (the “SEC Statement”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain tin, tantalum, tungsten, or gold (“3TG,” also defined by the Rule as “conflict minerals”), and who have reason to believe that the products they manufacture, or contract to manufacture, contain conflict minerals that are necessary to the functionality or production of those products. If the SEC registrant has reason to believe that any conflict minerals may have originated in the Democratic Republic of the Congo or an adjoining country, or is unable to determine the country of origin of those conflict minerals, the SEC registrant is required to submit a Conflict Minerals Report to the SEC that includes a description of the measures it took to exercise due diligence on the conflict minerals’ source and chain of custody.

COMPANY BACKGROUND

SWBI is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality handgun, long gun, and suppressor products to the global consumer and professional markets under the iconic Smith & Wesson®, M&P®, and Gemtech® brands. The company also provides manufacturing services, including forging, machining, and precision plastic injection molding services. SWBI is a leading manufacturer, designer and provider of consumer products for the shooting, hunting, and rugged outdoor enthusiast. Until it was spun off as an independent publicly traded company on August 24, 2020, we also operated our Outdoor Products & Accessories division, where we designed, sourced, distributed, and manufactured reloading, gunsmithing, and gun cleaning supplies; high-quality stainless-steel cutting tools and accessories; meat processing and preservation products; flashlights; tree saws and related trimming accessories; shooting supplies, rests, and other related accessories; apparel; vault accessories; laser grips and laser sights; and a full range of products for survival and emergency preparedness. Brands in Outdoor Products & Accessories division included Caldwell®, Wheeler®, Tipton®, Frankford, Arsenal®, Lockdown®, Hooyman®, BOG®, Crimson Trace®, Imperial®, Schrade®, Old Timer®, Uncle Henry®, BUBBA®, MEAT!™, Smith & Wesson® Accessories, M&P® Accessories, Thompson/Center™ Accessories, and UST®.

A copy of the Company’s Conflict Mineral Policy is available on our website at https://ir.smith-wesson.com/corporate-governance/conflict-minerals .

REPORT

This Conflict Minerals Report is provided for the reporting period January 1, 2020 to December 31, 2020 in accordance with the Rule, the instructions to Form SD, and the SEC Statement. Please refer to the Rule, Form SD and Securities Exchange Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

In accordance with the Rule and the instructions to Form SD, SWBI undertook due diligence to determine the source of origin of any necessary conflict minerals used in products it manufactures or contracts to manufacture. In conducting its due diligence, SWBI implemented the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (including the Supplements on Tin, Tantalum and Tungsten, and the Gold Supplement) (Third Edition OECD 2016) (“OECD Guidance”), an internationally recognized due diligence framework.

Design of Our Due Diligence Measures

Our conflict minerals due diligence measures have been designed to conform with the OECD Guidance, as applicable, for tin, tantalum, tungsten, gold and downstream companies (as the term is defined in the OECD Guidance), in all material respects. The Company does not make direct purchases of raw ore or unrefined conflict minerals in the Covered Countries. We designed our due diligence measures to:

1.	design and implement strategies to determine the presence of conflict minerals in our products;

2.	establish management systems for supply chain due diligence and reporting compliance;

3.	identify and assess conflict minerals content in our supply chain;

4.	identify and mitigate any risk for potential non-compliance with the Rule; and

5.	report on our conflict minerals supply chain due diligence activities, as required by the Rule.

Due Diligence Measures Performed

Our due diligence measures for the reporting period January 1, 2020 to December 31, 2020 included the following activities:

1.

We updated our product taxonomy for the products that were subject to reporting in the 2020 reporting period, and reviewed additions with company product managers, engineers, metallurgists and supply chain personnel, to determine which products or components have the possibility of containing necessary conflict minerals.

2.

We surveyed any suppliers involved with products or components we determined could possibly contain necessary conflict minerals, to ascertain for each of these conflict minerals (i) whether the product or component contained necessary conflict minerals, (ii) the smelter or refiner where it was processed, (iii) its country of origin, and (iv) its mine of origin.

3.

Where possible, we leveraged the due diligence conducted on smelters and refiners by the Responsible Minerals Initiative (the “RMI”), and its Responsible Minerals Assurance Process (the “RMAP”), by comparing the names of the smelters identified by our suppliers to those identified as compliant in the RMAP. The RMAP uses independent private sector auditors to audit the source, including mines of origin, and chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the RMAP. The smelters and refiners that are found to be RMAP compliant are those for which the independent auditor has verified that the smelter’s or refiner’s conflict minerals originated from conflict free mines and trading in the Democratic Republic of the Congo or any of its adjoining countries. A list of smelters identified to date, and associated information, is provided hereto as Attachment A.

Determination; Continuing Mitigation Efforts

After conducting good faith due diligence on the presence of necessary conflict minerals in certain of the Company’s products, SWBI has been unable to identify all smelters, refiners in its supply chain and the ultimate source of origin of such minerals. The Company is continuing its efforts to identify and mitigate risks in its supply chain and to obtain complete information from its upstream suppliers. The Company’s efforts are necessarily dependent upon the willingness of its supply chain participants to cooperate and assist in this endeavor and there can be no guarantee that the Company will be able to obtain adequate and reliable information upon which to base its analysis.

Attachment A

SMELTER DETAILS

Smelter Name	Smelter Country	3TG
Abington Reldan Metals, LLC	United States	Gold
Advanced Chemical Company	United States	Gold
African Gold Refinery	Uganda	Gold
Aida Chemical Industries Co., Ltd.	Japan	Gold
Al Etihad Gold Refinery DMCC	United Arab Emirates	Gold
Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Gold
Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Gold
AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Gold
Argor-Heraeus S.A.	Switzerland	Gold
Asahi Pretec Corp.	Japan	Gold
Asahi Refining Canada Ltd.	Canada	Gold
Asahi Refining USA Inc.	United States	Gold
Asaka Riken Co., Ltd.	Japan	Gold
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Gold
AU Traders and Refiners	South Africa	Gold
Aurubis AG	Germany	Gold
Bangalore Refinery	India	Gold
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Gold
Boliden AB	Sweden	Gold
C. Hafner GmbH + Co. KG	Germany	Gold
Caridad	Mexico	Gold
CCR Refinery - Glencore Canada Corporation	Canada	Gold
Cendres + Metaux S.A.	Switzerland	Gold
CGR Metalloys Pvt Ltd.	India	Gold
Chimet S.p.A.	Italy	Gold
Chugai Mining	Japan	Gold
Daye Non-Ferrous Metals Mining Ltd.	China	Gold
Doduco Contacts and Refining Gmbh	Germany	Gold
Dowa	Japan	Gold
DS PRETECH Co., Ltd.	Korea, Republic Of	Gold
DSC (Do Sung Corporation)	Korea, Republic Of	Gold
Eco-System Recycling Co., Ltd. East Plant	Japan	Gold
Emirates Gold DMCC	United Arab Emirates	Gold
Fidelity Printers and Refiners Ltd.	Zimbabwe	Gold
Fujairah Gold FZC	United Arab Emirates	Gold

GCC Gujrat Gold Centre Pvt. Ltd.	India	Gold
Geib Refining Corporation	United States	Gold
Gold Refinery of Zijin Mining Group Co., Ltd.	China	Gold
Great Wall Precious Metals Co,. Ltd. of CBPM	China	Gold
Guangdong Jinding Gold Limited	China	Gold
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Gold
Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Gold
HeeSung Metal Ltd.	Korea, Republic Of	Gold
Heimerle + Meule GmbH	Germany	Gold
Heraeus Metals Hong Kong Ltd.	China	Gold
Heraeus Precious Metals GmbH & Co. KG	Germany	Gold
Hunan Chenzhou Mining Co., Ltd.	China	Gold
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	Gold
HwaSeong CJ Co., Ltd.	Korea, Republic Of	Gold
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Gold
International Precious Metal Refiners	United Arab Emirates	Gold
Ishifuku Metal Industry Co., Ltd.	Japan	Gold
Istanbul Gold Refinery	Turkey	Gold
Italpreziosi	India	Gold
Japan Mint	Japan	Gold
Jiangxi Copper Co., Ltd.	China	Gold
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Gold
JSC Uralelectromed	Russian Federation	Gold
JX Nippon Mining & Metals Co., Ltd.	Japan	Gold
Kaloti Precious Metals	United Arab Emirates	Gold
Kazakhmys Smelting LLC	Kazakhstan	Gold
Kazzinc	Kazakhstan	Gold
Kennecott Utah Copper LLC	United States	Gold
KGHM Polska Miedz Spolka Akcyjna	Poland	Gold
Kojima Chemicals Co., Ltd.	Japan	Gold
Korea Zinc Co., Ltd.	Korea, Republic Of	Gold
Kyrgyzaltyn JSC	Kyrgyzstan	Gold
Lingbao Gold Co., Ltd.	China	Gold
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Gold
L’Orfebre S.A.	Andorra	Gold
LS-NIKKO Copper Inc.	Korea, Republic of	Gold
LT Metal Ltd.	Korea, Republic Of	Gold
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Gold

Marsam Metals	Brazil	Gold
Materion	United States	Gold
Matsuda Sangyo Co., Ltd.	Japan	Gold
Metalor Technologies (Hong Kong) Ltd.	China	Gold
Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Gold
Metalor Technologies (Suzhou) Ltd.	China	Gold
Metalor Technologies S.A.	Switzerland	Gold
Metalor USA Refining Corporation	United States	Gold
Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Gold
Mitsubishi Materials Corporation	Japan	Gold
Mitsui Mining and Smelting Co., Ltd.	Japan	Gold
MMTC-PAMP India Pvt., Ltd.	India	Gold
Modeltech Sdn Bhd	Malaysia	Gold
Morris and Watson	New Zealand	Gold
Moscow Special Alloys Processing Plant	Russian Federation	Gold
Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Gold
Navoi Mining and Metallurgical Combinat	Uzbekistan	Gold
NH Recytech Company	Korea, Republic Of	Gold
Nihon Material Co., Ltd.	Japan	Gold
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Gold
Ohura Precious Metal Industry Co., Ltd.	Japan	Gold
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	Gold
OJSC Novosibirsk Refinery	Russian Federation	Gold
PAMP S.A.	Switzerland	Gold
Pease & Curren	United States	Gold
Penglai Penggang Gold Industry Co., Ltd.	China	Gold
Planta Recuperadora de Metales SpA	Chile	Gold
Prioksky Plant of Non-Ferrous Metals	Russian Federation	Gold
PT Aneka Tambang (Persero) Tbk	Indonesia	Gold
PX Precinox S.A.	Switzerland	Gold
QG Refining, LLC	United States	Gold
Rand Refinery (Pty) Ltd.	South Africa	Gold
Refinery of Seemine Gold Co., Ltd.	China	Gold
Remondis Argentia B.V.	Netherlands	Gold
Remondis PMR B.V.	Netherlands	Gold
Royal Canadian Mint	Canada	Gold
SAAMP	France	Gold
Sabin Metal Corp.	United States	Gold

Safimet S.p.A	Italy	Gold
Safina A.S.	Czechia	Gold
Sai Refinery	India	Gold
Samwon Metals Corp.	Korea, Republic of	Gold
Saxonia Edelmetalle GmbH	Germany	Gold
SEMPSA Joyeria Plateria S.A.	Spain	Gold
Shandong Humon Smelting Co., Ltd.	China	Gold
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Gold
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Gold
Sichuan Tianze Precious Metals Co., Ltd.	China	Gold
Singway Technology Co., Ltd.	Taiwan, Province of China	Gold
SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Gold
Solar Applied Materials Technology Corp.	Taiwan	Gold
Sovereign Metals	India	Gold
State Research Institute Center for Physical Sciences and Technology	Lithuania	Gold
Sudan Gold Refinery	Sudan	Gold
Sumitomo Metal Mining Co., Ltd.	Japan	Gold
SungEel HiMetal Co., Ltd.	Korea, Republic of	Gold
T.C.A S.p.A	Italy	Gold
Tanaka Kikinzoku Kogyo K.K.	Japan	Gold
The Refinery of Shandong Gold Mining Co., Ltd.	China	Gold
Tokuriki Honten Co., Ltd.	Japan	Gold
Tongling Nonferrous Metals Group Co., Ltd.	China	Gold
Tony Goetz NV	Belgium	Gold
TOO Tau-Ken-Altyn	Kazakhstan	Gold
Torecom	Korea, Republic of	Gold
Umicore Brasil Ltda.	Brazil	Gold
Umicore Precious Metals Thailand	Thailand	Gold
Umicore S.A. Business Unit Precious Metals Refining	Belgium	Gold
United Precious Metal Refining, Inc.	United States	Gold
Valcambi S.A.	Switzerland	Gold
Western Australian Mint (T/a The Perth Mint)	Australia	Gold
WIELAND Edelmetalle GmbH	Germany	Gold
Yamakin Co., Ltd.	Japan	Gold
Yamamoto Precious Metal Co., Ltd.	Japan	Gold
Yokohama Metal Co., Ltd.	Japan	Gold
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Gold
Asaka Riken Co., Ltd.	Japan	Tantalum

Changsha South Tantalum Niobium Co., Ltd.	China	Tantalum
CP Metals Inc.	United States	Tantalum
D Block Metals, LLC	United States	Tantalum
Exotech Inc.	United States	Tantalum
F&X Electro-Materials Ltd.	China	Tantalum
FIR Metals & Resource Ltd.	China	Tantalum
Global Advanced Metals Aizu	Japan	Tantalum
Global Advanced Metals Boyertown	United States	Tantalum
Guangdong Rising Rare Metals-EO Materials Ltd.	China	Tantalum
Guangdong Zhiyuan New Material Co., Ltd.	China	Tantalum
H.C. Starck Co., Ltd.	Thailand	Tantalum
H.C. Starck Hermsdorf GmbH	Germany	Tantalum
H.C. Starck Inc.	United States	Tantalum
H.C. Starck Ltd.	Japan	Tantalum
H.C. Starck Smelting GmbH & Co. KG	Germany	Tantalum
H.C. Starck Tantalum and Niobium GmbH	Germany	Tantalum
Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Tantalum
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Tantalum
Jiangxi Tuohong New Raw Material	China	Tantalum
JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Tantalum
Jiujiang Nonferrous Metals Smelting Company Limited	China	Tantalum
Jiujiang Tanbre Co., Ltd.	China	Tantalum
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Tantalum
KEMET Blue Metals	Mexico	Tantalum
KEMET Blue Powder	United States	Tantalum
LSM Brasil S.A.	Brazil	Tantalum
Metallurgical Products India Pvt., Ltd.	Indai	Tantalum
Mineracao Taboca S.A.	Brazil	Tantalum
Mitsui Mining and Smelting Co., Ltd.	Japan	Tantalum
Ningxia Orient Tantalum Industry Co., Ltd.	China	Tantalum
NPM Silmet AS	Estonia	Tantalum
PRG Dooel	North Macedonia, Republic of	Tantalum
QuantumClean	United States	Tantalum
Resind Industria e Comercio Ltda.	Brazil	Tantalum
RFH Tantalum Smeltry Co., Ltd.	China	Tantalum
Solikamsk Magnesium Works OAO	Russian Federation	Tantalum
Taki Chemical Co., Ltd.	Japan	Tantalum
TANIOBIS Co., Ltd.	Thailand	Tantalum
TANIOBIS GmbH	Germany	Tantalum

TANIOBIS Japan Co., Ltd.	Japan	Tantalum
TANIOBIS Smelting GmbH & Co. KG	Germany	Tantalum
Telex Metals	United States	Tantalum
Ulba Metallurgical Plant JSC	Kazakhstan	Tantalum
XinXing HaoRong Electronic Material Co., Ltd.	China	Tantalum
Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Tantalum
Alpha	United States	Tin
An Vinh Joint Stock Mineral Processing Company	Viet Nam	Tin
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Tin
Chifeng Dajingzi Tin Industry Co., Ltd.	China	Tin
China Tin Group Co., Ltd.	China	Tin
CV Ayi Jaya	Indonesia	Tin
CV Tiga Sekawan	Indonesia	Tin
CV Venus Inti Perkasa	Indonesia	Tin
Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	Tin
Dowa	Japan	Tin
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	Tin
EM Vinto	Bolivia	Tin
Fenix Metals	Poland	Tin
Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	Tin
Gejiu Fengming Metallurgy Chemical Plant	China	Tin
Gejiu Kai Meng Industry and Trade LLC	China	Tin
Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Tin
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Tin
Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Tin
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Tin
Guanyang Guida Nonferrous Metal Smelting Plant	China	Tin
HuiChang Hill Tin Industry Co., Ltd.	China	Tin
Huichang Jinshunda Tin Co., Ltd.	China	Tin
Jiangxi New Nanshan Technology Ltd.	China	Tin
Ma’anshan Weitai Tin Co., Ltd.	China	Tin
Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Tin
Malaysia Smelting Corporation (MSC)	Malaysia	Tin
Melt Metais e Ligas S.A.	Brazil	Tin
Metallic Resources, Inc.	United States	Tin
Metallo Belgium N.V.	Belgium	Tin
Metallo Spain S.L.U.	Spain	Tin
Mineracao Taboca S.A.	Brazil	Tin
Minsur	Peru	Tin

Mitsubishi Materials Corporation	Japan	Tin
Nankang Nanshan Tin Manufactory Co., Ltd.	China	Tin
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	Tin
O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Tin
O.M. Manufacturing Philippines, Inc.	Philippines	Tin
Operaciones Metalurgicas S.A.	Bolivia	Tin
Pongpipat Company Limited	Myanmar	Tin
Precious Minerals and Smelting Limited	India	Tin
PT Aries Kencana Sejahtera	Indonesia	Tin
PT Artha Cipta Langgeng	Indonesia	Tin
PT ATD Makmur Mandiri Jaya	Indonesia	Tin
PT Babel Inti Perkasa	Indonesia	Tin
PT Bangka Serumpum	Indonesia	Tin
PT Bukit Timah	Indonesia	Tin
PT Menara Cipta Mulia	Indonesia	Tin
PT Mitra Stania Prima	Indonesia	Tin
PT Prima Timah Utama	Indonesia	Tin
PT Rajawali Rimba Perkasa	Indonesia	Tin
PT Rajehan Ariq	Indonesia	Tin
PT Refined Bangka Tin	Indonesia	Tin
PT Stanindo Inti Perkasa	Indonesia	Tin
PT Timah Tbk Kundur	Indonesia	Tin
PT Timah Tbk Mentok	Indonesia	Tin
PT Tinindo Inter Nusa	Indonesia	Tin
Resind Industria e Comercio Ltda.	Brazil	Tin
Rui Da Hung	Taiwan	Tin
Soft Metais Ltda.	Brazil	Tin
Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	Tin
Thaisarco	Thailand	Tin
Tin Technology & Refining	United States	Tin
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	Tin
White Solder Metalurgia e Mineracao Ltda.	Brazil	Tin
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Tin
Yunnan Tin Company Limited	China	Tin
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Tin
A.L.M.T. Corp.	Japan	Tungsten
ACL Metais Eireli	Brazil	Tungsten
Asia Tungsten Products Vietnam Ltd.	Viet Nam	Tungsten
Chenzhou Diamond Tungsten Products Co., Ltd.	China	Tungsten

China Molybdenum Co., Ltd.	China	Tungsten
Chongyi Zhangyuan Tungsten Co., Ltd.	China	Tungsten
CNMC (Guangxi) PGMA Co., Ltd.	China	Tungsten
Fujian Ganmin RareMetal Co., Ltd.	China	Tungsten
Fujian Jinxin Tungsten Co., Ltd.	China	Tungsten
Ganzhou Haichuang Tungsten Co., Ltd.	China	Tungsten
Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Tungsten
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Tungsten
Ganzhou Seadragon W & Mo Co., Ltd.	China	Tungsten
Global Tungsten & Powders Corp.	United States	Tungsten
Guangdong Xianglu Tungsten Co., Ltd.	China	Tungsten
H.C. Starck Smelting GmbH & Co. KG	Germany	Tungsten
H.C. Starck Tungsten GmbH	Germany	Tungsten
Hunan Chenzhou Mining Co., Ltd.	China	Tungsten
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Tungsten
Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Tungsten
Hunan Litian Tungsten Industry Co., Ltd.	China	Tungsten
Hydrometallurg, JSC	Russian Federation	Tungsten
Japan New Metals Co., Ltd.	Japan	Tungsten
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Tungsten
Jiangxi Gan Bei Tungsten Co., Ltd.	China	Tungsten
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	Tungsten
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Tungsten
Jiangxi Xianglu Tungsten Co., Ltd.	China	Tungsten
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Tungsten
Jiangxi Yaosheng Tungsten Co., Ltd.	China	Tungsten
Kennametal Fallon	United States	Tungsten
Kennametal Huntsville	United States	Tungsten
KGETS Co., Ltd.	Korea, Republic Of	Tungsten
Lianyou Metals Co., Ltd.	Taiwan, Province of China	Tungsten
Malipo Haiyu Tungsten Co., Ltd.	China	Tungsten
Masan High-Tech Materials	Viet Nam	Tungsten
Masan Tungsten Chemical LLC (MTC)	Viet Nam	Tungsten
Moliren Ltd.	Russian Federation	Tungsten
Niagara Refining LLC	United States	Tungsten
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet Nam	Tungsten
Philippine Chuangxin Industrial Co., Inc.	Philippines	Tungsten
TANIOBIS Smelting GmbH & Co. KG	Germany	Tungsten

Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	Tungsten
Unecha Refractory metals plant	Russian Federation	Tungsten
Wolfram Bergbau und Hutten AG	Austria	Tungsten
Woltech Korea Co., Ltd.	Korea, Republic of	Tungsten
Xiamen Tungsten (H.C.) Co., Ltd.	China	Tungsten
Xiamen Tungsten Co., Ltd.	China	Tungsten
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Tungsten
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Tungsten
Heraeus Precious Metals GmbH & Co. KG*	Germany	Gold
Shandong Gold Mine (Laizhou) Smelting Co., Ltd.*	China	Gold
Jiangsu Shagang Group Huaigang Special Steel Co., LTD.*		Tantalum
Qian’an City Jiujiang Wire Co., LTD.*		Tantalum
Chian*		Tin
Estanho de Rondonia S.A.*	Brazil	Tin
Guangdong Zhongshi Metals Co.,LTD.*		Tin
He Nan Yu Guang*		Tin
Jiangsu Juneng Aluminum Company*		Tin
PT Sukses Inti Makmur*	INDONESIA	Tin
Yunnan Xiye LTD.*		Tin
Cosco(JM) Aluminum Development Co., LTD*		Tungsten
Dongguan Meigu Outdoor Tools Co., Ltd.*		Tungsten
JSC “Kirovgrad Hard Alloys Plant”*	RUSSIAN FEDERATION	Tungsten
Mo Yang Maoyi Company*		Tungsten
Moyang Trading Company*		Tungsten
Yangchun Xinda Special steel Industrial Co.,Ltd*		Tungsten
Yangjiang Meigao Stainless Steel*		Tungsten
Yangjiang Muyang Trading Co.,LTD*		Tungsten
Yangjiang Shi Ba Zi Kitchenware Manufacturing co.,ltd*		Tungsten
Yangjiang Yangdong Beiguan Dashi Village*		Tungsten

*Limited information was provided for this entry. Entry does not appear on the RMI Active List, nor the RMI Conformant List.